Exhibit 99.2
SCHERING-PLOUGH CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Dollars in Millions, except EPS)
(Unaudited)

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full	2nd Qtr.	6 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$2nd Qtr.	6 Mos.
Net sales	2,551	2,818			5,369		2,369	2,532	2,284	2,324	4,900	9,508	11%	10%
Cost of sales 1/	893	1,004			1,897		889	867	775	815	1,756	3,346	16%	8%

Gross profit	1,658	1,814			3,472		1,480	1,665	1,509	1,509	3,144	6,162	9%	10%

Selling, general and administrative	1,086	1,224			2,310		1,081	1,116	1,064	1,114	2,197	4,374	10%	5%
Research and development 2/	481	539			1,020		384	442	566	474	825	1,865	22%	24%
Other (income)/expense, net	(34)	(19)			(52)		17	(8)	—	(5)	9	5	*	*
Special charges 3/	—	80			80		27	259	6	2	286	294	(69%)	(72%)
Equity income from cholesterol joint venture	(311)	(355)			(666)		(220)	(170)	(215)	(268)	(389)	(873)	*	71%

Income before income taxes	436	345			780		191	26	88	192	216	497	*	*

Income tax expense 4/	86	86			172		64	74	23	66	138	228	16%	25%

Net income/(loss) before cumulative effect of a change in accounting principle	350	259			608		127	(48)	65	126	78	269	*	*

Cumulative effect of a change in accounting principle, net of tax 4/	(22)	—			(22)		—	—	—	—	—	—	—	*

Net income/(loss) 5/	372	259			630		127	(48)	65	126	78	269	*	*

Preferred stock dividends	22	22			43		22	22	22	22	43	86	—	—
Net income/(loss) available to common shareholders 5/	350	237			587		105	(70)	43	104	35	183	*	*

Diluted earnings/(loss) per common share:
Earnings/(loss) available to common shareholders before cumulative effect of a change in accounting principle	0.22	0.16			0.38		0.07	(0.05)	0.03	0.07	0.02	0.12
Cumulative effect of a change in accounting principle, net of tax 5/	0.02	0.00			0.02		—	—	—	—	—	—

Diluted earnings/(loss) per common share 5/	0.24	0.16			0.40		0.07	(0.05)	0.03	0.07	0.02	0.12

Avg. shares outstanding— diluted	1,486	1,489			1,487		1,480	1,476	1,487	1,487	1,482	1,484
Actual shares outstanding	1,481	1,481			1,481		1,475	1,476	1,478	1,479	1,476	1,479

Ratios to net sales

Net sales	100.0%	100.0%			100.0%		100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	35.0%	35.6%			35.3%		37.5%	34.2%	34.0%	35.1%	35.8%	35.2%

Gross margin	65.0%	64.4%			64.7%		62.5%	65.8%	66.0%	64.9%	64.2%	64.8%

Selling, general and administrative	42.6%	43.4%			43.0%		45.6%	44.1%	46.6%	47.9%	44.8%	46.0%

Research and development	18.8%	19.1%			19.0%		16.2%	17.4%	24.8%	20.4%	16.8%	19.6%

Income/(loss) before income taxes	17.1%	12.2%			15.0%		8.0%	1.0%	3.8%	8.3%	4.4%	5.2%

Net income/(loss)	14.6%	9.2%			11.8%		5.3%	(1.9%)	2.8%	5.4%	1.6%	2.8%

*	Not a meaningful percentage

Note:	The Company incurs substantial costs, such as selling, general and administrative costs, that are not reflected in the “Equity income from cholesterol joint venture” and are borne by the overall cost structure of Schering-Plough.
1/	Included in Cost of sales for the three and six months ended June 30, 2006 is $58 million of inventory write-offs and accelerated depreciation related to the manufacturing changes announced on June 1, 2006.

2/	Research and development for the twelve months ended December 31, 2005 included an R&D payment of $124 million, before a tax benefit of $6 million, to Centocor, Inc. for the Company’s exercise of its right to develop and commercialize golimumab, a fully human monoclonal antibody being developed as a therapy for the treatment of rheumatoid arthritis and other immune-mediated inflammatory diseases.

3/	Special charges in the second quarter of 2006 relate to severance of $25 million and asset impairments of $55 million both related to the manufacturing changes announced on June 1, 2006. Special charges for the twelve months ended December 31, 2005 included an addition of $250 million to the Company’s litigation reserves relating to the Massachusetts investigation and previously disclosed investigations and litigation relating to the company’s practices regarding average wholesale price by the Department of Justice and certain states.

4/	Tax expense for all periods presented primarily relates to foreign tax expense as the Company did not recognize the benefit of U.S. tax operating losses. The Company’s full year 2005 tax provision included a benefit of approximately $42 million related to tax expense recorded in 2004 related to planned earnings repatriations under the American Jobs Creation Act (AJCA). This adjustment of tax expense associated with repatriation under the AJCA is the result of an IRS Notice issued by the U.S. Treasury in August 2005.

5/	In the first quarter of 2006, the Company adopted the provisions of SFAS 123R. As a result of this adoption the Company recognized a non-recurring cumulative effect adjustment of $22 million of income associated with the Company’s liability based compensation plans. Stock option expense in the second quarter and first six months of 2006 was $12 million and $26 million, respectively, which is included in the respective expense line items.
All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CONSOLIDATED SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full	2nd Qtr.	6 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$2nd Qtr.	6 Mos.
Prescription Pharm:	2,032	2,230			4,263		1,846	1,975	1,840	1,904	3,820	7,564	13%	12%
U.S.	656	718			1,375		549	609	597	600	1,157	2,355	18%	19%
International	1,376	1,512			2,888		1,297	1,366	1,243	1,304	2,663	5,209	11%	8%

Consumer Health Care:	311	349			659		330	330	235	198	660	1,093	5%	0%
OTC:	153	149			302		162	162	129	103	324	556	(8%)	(7%)
OTC Claritin	111	111			222		116	133	92	54	248	394	(16%)	(10%)
Other OTC	42	38			80		46	29	37	49	76	162	29%	5%
Foot Care:	83	96			179		84	89	85	75	173	333	7%	3%
Sun Care:	75	104			178		84	79	21	20	163	204	31%	10%

Animal Health:	208	239			447		193	227	209	222	420	851	6%	7%
U.S.	57	62			118		44	54	68	50	98	216	15%	21%
International	151	177			329		149	173	141	172	322	635	3%	2%

Total Consolidated:	2,551	2,818			5,369		2,369	2,532	2,284	2,324	4,900	9,508	11%	10%

U.S.	999	1,103			2,102		897	970	886	837	1,866	3,589	14%	13%
International	1,552	1,715			3,267		1,472	1,562	1,398	1,487	3,034	5,919	10%	8%
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
PRESCRIPTION PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	Global Prescription Pharm			U.S.			International
	2006	2005		2006	2005		2006	2005
	2nd	2nd	2nd Qtr.	2nd	2nd	2nd Qtr.	2nd	2nd	2nd Qtr.
	Qtr.	Qtr.	vs	Qtr.	Qtr.	vs	Qtr.	Qtr.	vs
	$		$2nd Qtr.	$		$2nd Qtr.	$		$2nd Qtr.
Prescription Pharm:	2,230	1,975	13%	718	609	18%	1,512	1,366	11%
Remicade	307	234	31%	—	—	—	307	234	31%
Nasonex	242	199	21%	144	115	25%	98	84	16%
Peg-Intron	226	182	25%	57	38	50%	169	144	18%
Clarinex / Aerius	226	207	10%	97	90	8%	129	117	11%
Temodar	171	145	18%	72	65	12%	99	80	24%
Claritin rx	104	100	4%	—	—	—	104	100	4%
Rebetol	86	91	(5%)				84	90	(6%)
Integrilin	82	82	0%	78	78	0%	4	4	0%
IntronA	64	75	(15%)	33	36	(10%)	31	39	(19%)
Avelox 1/	58	46	26%	58	46	26%	—	—	—
Caelyx	53	46	15%	—	—	—	53	46	15%
Subutex	53	53	0%	—	—	—	53	53	0%
Elocon	38	38	0%	1	2	(48%)	37	36	2%
Cipro 1/	34	36	(6%)	34	36	(6%)	—	—	—

1/	Includes net sales in Puerto Rico
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
GLOBAL PRESCRIPTION PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full	2nd Qtr.	6 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$2nd Qtr.	6 Mos.
Global Prescription Pharm:	2,032	2,230			4,263		1,846	1,975	1,840	1,904	3,820	7,564	13%	12%

Remicade	278	307			585		220	234	237	251	454	942	31%	29%
Nasonex	229	242			471		183	199	170	185	382	737	21%	23%
Peg-Intron	196	226			423		170	182	185	214	352	751	25%	20%
Clarinex / Aerius	160	226			386		144	207	157	139	351	646	10%	10%
Temodar	163	171			334		131	145	152	160	276	588	18%	21%
Claritin rx	101	104			205		111	100	76	85	211	371	4%	(3%)
Rebetol	78	86			164		64	91	82	94	155	331	(5%)	6%
Integrilin	80	82			162		75	82	86	71	158	315	0%	3%
Intron A	60	64			124		73	75	72	66	148	287	(15%)	(17%)
Avelox 1/	80	58			138		73	46	41	68	119	228	26%	17%
Caelyx	51	53			104		43	46	46	46	89	181	15%	16%
Subutex	48	53			101		51	53	44	49	104	197	0%	(3%)
Elocon	34	38			72		41	38	34	32	79	144	0%	(9%)
Cipro 1/	25	34			58		37	36	41	33	72	146	(6%)	(19%)

1/	Includes net sales in Puerto Rico
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
U.S. PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full	2nd Qtr.	6 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$2nd Qtr.	6 Mos.
Total U.S. Pharm:	656	718			1,375		549	609	597	600	1,157	2,355	18%	19%

Nasonex	144	144			288		109	115	109	115	223	447	25%	29%
Peg-Intron	43	57			100		52	38	42	52	91	184	50%	11%
Clarinex / Aerius	70	97			167		67	90	93	76	157	325	8%	6%
Temodar	67	72			140		57	65	70	73	122	264	12%	15%
Integrilin	76	78			154		71	78	82	67	150	299	0%	3%
Intron A	30	33			63		32	36	36	32	68	136	(10%)	(8%)
Avelox 1/	80	58			138		73	46	41	68	119	228	26%	17%
Elocon	—	1			1		4	2	1	—	6	7	(48%)	(76%)
Cipro 1/	25	34			58		37	36	41	33	72	146	(6%)	(19%)

1/       Includes net sales in Puerto Rico
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
INTERNATIONAL PHARMACEUTICAL SALES — KEY PRODUCT SALES>
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full	2nd Qtr.	6 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$2nd Qtr.	6 Mos.
Total International Pharm:	1,376	1,512			2,888		1,297	1,366	1,243	1,304	2,663	5,209	11%	8%

Remicade	278	307			585		220	234	237	251	454	942	31%	29%
Nasonex	85	98			183		74	84	61	70	159	290	16%	15%
Peg-Intron	153	169			323		118	144	143	162	261	567	18%	23%
Clarinex / Aerius	90	129			219		77	117	64	63	194	321	11%	13%
Temodar	96	99			194		74	80	82	87	154	324	24%	26%
Claritin Rx	101	104			205		111	100	76	85	211	371	4%	(3%)
Rebetol	76	84			161		70	90	80	90	159	330	(6%)	1%
Integrilin	4	4			8		4	4	4	4	8	16	0%	3%
Intron A	30	31			61		41	39	36	34	80	151	(19%)	(24%)
Caelyx	51	53			104		43	46	46	46	89	181	15%	16%
Subutex	48	53			101		51	53	44	49	104	197	0%	(3%)
Elocon	34	37			71		37	36	33	32	73	137	2%	(4%)
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CHOLESTEROL FRANCHISE SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full	2nd Qtr.	6 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$2nd Qtr.	6 Mos.
Global Zetia: 1/	415	474			889		331	317	357	392	648	1,396	50%	37%
U.S.	315	363			679		269	240	277	297	509	1,082	51%	33%
International	100	111			210		62	77	80	95	139	314	43%	51%

Global Vytorin: 1/	371	491			862		178	201	265	368	379	1,012	143%	127%
U.S.	319	421			740		157	173	229	314	330	874	143%	124%
International	52	70			122		21	28	36	54	49	138	139%	126%

Global Cholesterol: 1/	786	965			1,751		509	518	622	760	1,027	2,408	86%	70%
U.S.	634	784			1,419		426	413	506	611	839	1,956	90%	69%
International	152	181			332		83	105	116	149	188	452	70%	76%

1/	Substantially all sales of cholesterol products are not included in the Company’s net sales. Global sales include sales under the Merck/Schering-Plough partnership, plus any sales that are not part of the partnership, such as Schering-Plough sales of cholesterol products in Latin America. In the second quarter of 2006 and 2005, sales in non-joint venture territories of the cholesterol franchise totaled $7 and $4, respectively. For the first six months of 2006 and 2005, sales in non-joint venture territories of the cholesterol franchise totaled $14 and $8, respectively.

The results of the operation of the joint venture are reflected in equity income. As a result, the Company’s gross margin and ratios of selling, general and administrative expenses and R&D expenses as a percentage of sales do not reflect the impact of the cholesterol joint venture’s operating results.

The company utilizes the equity method of accounting for the joint venture. The cholesterol agreements provide for the sharing of net income/(loss) based upon percentages that vary by product, sales level and country. In the U.S. market, Schering-Plough receives a greater share of profits on the first $300 of annual ZETIA sales. Above $300 of annual ZETIA sales, the companies share profits equally. Schering-Plough’s allocation of joint venture income is increased by milestones earned. Further, either partner’s share of the joint venture’s net income/(loss) is subject to a reduction if the partner fails to perform a specified minimum number of physician details in a particular country. The partners agree annually to the minimum number of physician details by country.
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CONSOLIDATED OPERATIONS DATA
(Dollars in Millions)
(Unaudited)

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year
	$	$	$	$	$	$	$	$	$	$	$	$
Geographic sales
U.S.	999	1,103			2,102		897	970	886	837	1,866	3,589
Europe and Canada	1,046	1,206			2,252		1,035	1,102	927	976	2,138	4,040
Latin America	260	248			508		210	218	223	233	427	884
Asia Pacific	246	261			507		227	242	248	278	469	995

Consolidated sales	2,551	2,818			5,369		2,369	2,532	2,284	2,324	4,900	9,508

	2006						2005
	1st	2nd	3rd	4th	6	Full	1st	2nd	3rd	4th	6	Full
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year
	$	$	$	$	$	$	$	$	$	$	$	$
Other (income) /expense, net
Interest income	(68)	(69)			(137)		(33)	(40)	(45)	(58)	(74)	(176)
Interest expense	46	45			91		45	40	36	41	86	163
FX losses	0	5			6		4	1	2	2	4	8
Other (income)/expense	(12)	0			(12)		1	(9)	7	10	(7)	10

Total — Other (income)/expense, net	(34)	(19)			(52)		17	(8)	0	(5)	9	5

     All figures rounded. Totals may not add due to rounding.

Alex Kelly	908-298-7450
Robyn Brown	908-298-7417